REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Management
Sonterra Resources, Inc.
San Antonio, Texas

We have audited the balance sheet of Sonterra Resources, Inc. as of September 30, 2007 and the related statements of operations, shareholder’s equity (deficit) and cash flows for the period April 17, 2007 (date of inception) to September 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence which supports the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sonterra Resources, Inc. as of September 30, 2007, and the results of its operations and cash flows for the period then ended in conformity with U.S. generally accepted accounting principles.

/s/ Akin, Doherty, Klein & Feuge, P.C.

Akin, Doherty, Klein & Feuge, P.C.
San Antonio, Texas
November 21, 2007

SONTERRA RESOURCES, INC.
Balance Sheet

September 30, 2007
ASSETS
Current Assets
Cash and equivalents	$1,623,581
Accounts receivable, net	401,856
Total current assets	2,025,437

Property and Equipment, net
Oil and gas properties (full cost method of accounting)
Unproved properties	695,505
Proved properties	4,460,856
Pipelines and facilities	819,728
Total oil and gas properties	5,976,089
Less accumulated depreciation, depletion and amortization	(143,071)
5,833,018
Other property and equipment, net	58,000
Total property and equipment, net	5,891,018

Other Assets
Debt issuance costs, net of amortization	312,548
Total other assets	312,548

Total Assets	$8,229,003

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable, trade and accrued liabilities	$500,057
Interest payable	156,716
Total current liabilities	656,773

Noncurrent Liabilities
Long-term debt	7,990,010
Asset retirement obligation	105,510
Total noncurrent liabilities	8,095,520

Shareholders’ Equity (Deficit)
Common stock, no par value, 1,000 shares authorized, 363 shares issued and 333 shares outstanding	10,890
Less treasury stock, at cost, 30 shares	(900)
Retained earnings (deficit)	(533,280)
Total shareholders’ equity (deficit)	(523,290)

Total Liabilities and Shareholders’ Equity (Deficit)	$8,229,003

See notes to audited financial statements.

SONTERRA RESOURCES, INC.
Statement of Operations

April 17, 2007 (Inception) to September 30, 2007

Revenues
Oil and gas sales	$317,057
Contract operating income	126,886
Gas gathering operations	7,300
Total revenues	451,243

Costs and Expenses
Lease operating expenses	145,293
Production taxes	20,280
Depreciation, depletion and amortization	145,071
General and administrative	500,370
Total costs and expenses	811,014

Loss from Operations	(359,771)

Other Income (Expense)
Interest expense	(173,509)
Net other income (expense)	(173,509)

Net Loss Before Tax	(533,280)

Deferred income tax benefit	—

Net Loss	$(533,280)

See notes to audited financial statements.

SONTERRA RESOURCES, INC.
Statement of Shareholders’ Equity (Deficit)

					Total
				Retained	Shareholders’
	Common Stock		Treasury	Earnings	Equity
	Shares	Amount	Stock	(Deficit)	(Deficit)

Balance, April 17, 2007 (Inception)	—	$—	$—	$—	$—
Issuance of common stock	363	10,890	—	—	10,890
Repurchase of common stock	(30)	—	(900)	—	(900)
Net loss	—	—	—	(533,280)	(533,280)

Balance, September 30, 2007	333	$10,890	$(900)	$(533,280)	$(523,290)

See notes to audited financial statements.

SONTERRA RESOURCES, INC.
Statement of Cash Flows

April 17, 2007 (Inception) to September 30, 2007
Operating Activities
Net loss	$(533,280)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	145,071
Changes in operating assets and liabilities:
Accounts receivable	(401,856)
Accounts payable and accrued liabilities	656,773
Net cash (used) by operating activities	(133,292)

Investing Activities
Purchase and development of oil and gas properties	(5,870,579)
Purchase of other property and equipment	(60,000)
Net cash (used) by investing activities	(5,930,579)

Financing Activities
Proceeds from issuance of long-term debt, net of costs	7,999,962
Repayment of notes payable	(322,500)
Proceeds from issuance of common stock	10,890
Purchase of treasury shares	(900)
Net cash provided by financing activities	7,687,452

Net Increase in Cash and Equivalents	1,623,581

Cash and equivalents at beginning of period	—

Cash and Equivalents at End of Period	$1,623,581

Supplemental Disclosures
Interest paid in cash	$3,006
Federal income taxes paid in cash	—

See notes to audited financial statements

SONTERRA RESOURCES, INC.
Notes to Audited Financial Statements
September 30, 2007

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Operations: Sonterra Resources, Inc. (the Company) was incorporated in the State of Delaware on April 17, 2007 to begin operations in the acquisition, development, and operation of oil and gas properties. The Company’s current geographic focus is on developing offshore oil and gas reserves in Matagorda Bay along the Texas coast. See Note B.

Revenue Recognition: The Company recognizes oil and gas revenue from its interest in producing wells as the oil and gas is sold to third parties. Sales taxes billed are reported directly as a liability to the taxing authority, and are not included in revenue.

Cash and Cash Equivalents: The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Oil and Gas Properties: Oil and gas properties are stated at historical cost using the full-cost method of accounting. Under this method, all costs associated with acquisition, exploration, and development of oil and gas properties are capitalized. Costs capitalized include acquisition costs, geological and geophysical expenditures, lease rentals on undeveloped properties and costs of drilling and equipping productive and non-productive wells. Drilling costs include directly related overhead costs. Capitalized costs are categorized either as being subject to amortization or not subject to amortization.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves and estimated future costs to plug and abandon wells and costs of site restoration, are amortized on the unit-of-production method using estimates of proved reserves as determined by independent engineers. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

In addition, capitalized costs, less accumulated amortization and related deferred income taxes, shall not exceed an amount (the full cost ceiling) equal to the sum of:

1)
the present value of estimated future net revenues computed by applying current prices of oil and gas reserves to estimated future production of proved oil and gas reserves, less estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves computed using a discount factor of ten percent and assuming continuation of existing economic conditions:

2)	plus the cost of properties not being amortized;

3)	plus the lower of cost or estimated fair value of unproven properties included in the costs being amortized;

4)	less income tax effects related to the differences between the book and tax basis of the properties.

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in income.

Debt Issuance Costs: Costs incurred in connection with obtaining debt financing are capitalized and amortized over the term of the debt.

Federal Income Taxes: Deferred tax assets and liabilities are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse.

SONTERRA RESOURCES, INC.
Notes to Audited Financial Statements
September 30, 2007

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Use of Estimates: The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates that may significantly impact the Company financial statements include reserves, depletion, and impairment on oil and gas properties.

Concentrations of Credit Risk: The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash equivalents. The Company places its temporary cash investments with major financial institutions, which from time-to-time, may exceed federally insured limits. Management periodically reviews the financial condition of the institutions and believes the risk of loss is minimal. At September 30, 2007, the Company had cash balances of approximately $1,500,000 in excess of the FDIC insured limit.

NOTE B – ACQUISTION OF OIL AND GAS PROPERTIES

In accordance with management’s plan to increase the oil and gas assets of the Company, proceeds from the financing transactions described at Note C – Long-term Debt were used to acquire certain oil and gas properties. Management believes that these properties provide the Company with an opportunity to apply its exploration and operation expertise, and provide the possibility of subsequent further growth for the Company as the properties are developed in future periods. The acquired properties are as follows:

Purchased by Sonterra on August 3, 2007 from Cinco Natural Resources Corporation (Cinco):
a.	60% of Cinco’s interest (63.00% working interest and 49.77% net revenue interest) in the Matagorda Bay 150 #1 producing gas well and the related 320 acre tract leased from the State of Texas.
b.	60% of Cinco’s interest (50.50% working interest and 39.26% net revenue interest) in the Matagorda Bay 150 #2 producing gas well and the related 320 acre tract leased from the State of Texas.
c.	Certain other tracts leased from the State of Texas, none of which currently have any production.
The aggregate final cost of these properties, purchased entirely with cash, was $4.7 million.

Purchased by Sonterra on August 29, 2007 from Flash Gas & Oil, Southwest, Inc. (Flash):
a.	100% of Flash’s interest (35.99% working interest and 27.65% net revenue interest) in the Matagorda Bay 150 #1 producing gas well.
b.	100% interest in the 7.3 mile pipeline connecting the Matagorda Bay 150 #1 and 150 #2 to the Keller Bay Facility onshore, located in Calhoun County, Texas.
The aggregate final cost of these properties, purchased entirely with cash, was $1.1 million.

These financial statements include the results of operations for 1) the properties purchased from Cinco for the period August 4, 2007 through September 30, 2007; and 2) the properties purchased from Flash for the period August 30, 2007 through September 30, 2007.

The following table summarizes the allocation of the purchase price to the acquired assets and liabilities based on their fair values:

Allocation of Purchase Price (in thousands)
	Cinco Acquisition	Flash Acquisition	Total Cinco and Flash Acquisitions
Oil and gas properties:
Proved	$4,038	$365	$4,403
Unproved	654	-	654
Pipelines and facilities	75	728	803
Total oil and gas properties	4,767	1,093	5,860

Accounts payable	(65)	(29)	(94)

Total	$4,702	$1,064	$5,766

There are no contingent payments, options or commitments associated with these purchases.

NOTE C – LONG-TERM DEBT

On July 9, 2007, the Company, pursuant to a securities purchase agreement with an investment group (which is the sole shareholder of the Company at September 30, 2007) (the “Investment Group”) received $322,500 in exchange for a senior secured note (the “Deposit Note”) payable to the Investment Group. This financing was provided for an acquisition deposit paid by the Company to Cinco for the acquisition from Cinco described in Note B – Acquisition of Oil and Gas Properties. The Deposit note was issued with a maturity date of August 31, 2010, with the principal balance being due in full at maturity. Interest payments are due quarterly at a rate equal to a three-month LIBOR plus 8.25%, redetermined for each calendar quarter.

On August 3, 2007, in connection with the closing of the Cinco acquisition and pursuant to the amended securities purchase agreement with the Investment Group, the Company received an advance of $5,990,010 (of which $322,500 refinanced the Deposit Note) in exchange for a senior secured note (the “Equity Note”) payable to the Investment Group. The Equity Note was issued with a maturity date of August 31, 2010, with the principal balance being due in full at maturity. Interest payments are due quarterly at a rate equal to a three-month LIBOR plus 8.25%, redetermined for each calendar quarter. Pursuant to a securities exchange agreement, the Investment Group has agreed to exchange all its shares of Sonterra Common Stock and the Equity Note for shares of River Capital Group, Inc. (“RCGI”), a “shell” company registered with the Securities and Exchange Commission. The Investment Group is a majority owner of RCGI.

On August 29, 2007, Sonterra received $2,000,000 in exchange for a senior secured note (the “Non-Equity Note”) payable to the Investment Group. A portion of these proceeds were used to provide funds for the acquisition of properties from Flash described in Note B – Acquisition of Oil and Gas Properties. The Non-Equity note was issued with a maturity date of August 31, 2010, with the principal balance being due in full at maturity. Interest payments are due quarterly at a rate equal to a three-month LIBOR plus 8.25%, redetermined for each calendar quarter.

SONTERRA RESOURCES, INC.
Notes to Audited Financial Statements
September 30, 2007

NOTE C – LONG-TERM DEBT - continued

Each of the Deposit Note, Equity Note and Non-Equity Note contain certain restrictive covenants which, among other things, limit the incurrence of additional debt, investments, liens, dividends, prepayments of indebtedness, asset dispositions, mergers and consolidations, and other matters customarily restricted in such agreements. The Equity Note and Non-Equity Note require the Company to comply with certain financial covenants including a minimum quarterly revenue amount, minimum oil and gas reserve quantity amount, and a minimum proved reserve value ratio. The notes also include customary events of default. The financial covenants are measured as of each calendar quarter. Upon the occurrence and continuation of an event of default, the holder of the notes may declare all or any portion of the Notes to be due and payable immediately. The Company was in compliance with all covenants at September 30, 2007.

NOTE D – ASSET RETIREMENT COSTS AND OBLIGATIONS

An asset retirement obligation of $105,510 as of September 30, 2007 is provided, to reflect the Company’s legal obligations related to future plugging and abandonment of its wells.

The following is a reconciliation of the asset retirement obligation for the periods presented in the Balance Sheet:

April 17, 2007 (Inception) to September 30, 2007

Balance, beginning of period	$—
Liabilities incurred	105,510
Liabilities, change in estimate	—
Liabilities settled and / or disposed	—
Accretion expense	—
Balance, end of period	$105,510

NOTE E - INCOME TAXES

The Company has not reported any taxable income since inception. Deferred federal income taxes are composed of the following:

September 30, 2007
Gross deferred tax assets:
Net operating loss carryforward, expiring 2027	$197,000
Less valuation allowance	(197,000)
Deferred tax asset recorded	$—

In assessing the reliability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset to warrant the application of a full valuation allowance as of September 30, 2007.